UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 9, 2008

AMEREN CORPORATION
(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on October 10, 2008, the Board of Directors of Ameren Corporation (“Ameren”) amended Ameren’s By-Laws, effective October 10, 2008.

•	The principal features of the amendments to Section 8 of Article I include:

(i) explicitly providing that Section 8 of Ameren’s By-Laws applies to all shareholder nominations of persons for election to the Board of Directors of Ameren and all proposals of business to be considered by the shareholders at an annual meeting of shareholders and is the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of shareholders;

(ii) expanding the required disclosure regarding the person whom the shareholder proposes to nominate for election or re-election as a director to include, among other things, all information relating to such person that is required to be disclosed in a proxy statement or other filings pursuant to Section 14 of the Exchange Act, and a description of certain compensation and other material monetary arrangements and certain material relationships between the shareholder and beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith and each proposed nominee and his or her respective affiliates and associates or others acting in concert therewith;

(iii) expanding the required disclosure regarding any business other than the nomination of a director or directors that the shareholder proposes to bring before the annual meeting to include, among other things, a description of all agreements between the shareholder and beneficial owner, if any, and any other person in connection with the proposal of business by the shareholder;

(iv) expanding the required disclosure regarding the shareholder giving the notice and the beneficial owner, if any, on whose behalf the director nomination or business proposal is made to include, among other things, a description of any derivative instruments, short positions, options, hedging transactions, voting arrangements and other economic and voting interests the shareholder has with respect to Ameren’s securities; and

(v) requiring a signed statement by the nominee agreeing that, if elected, the nominee will, among other things, comply with Ameren’s Policy Regarding Nominations of Directors and also, furnish any other information as may reasonably be required by Ameren to determine the eligibility of the proposed nominee to serve as an independent director of Ameren.

•	Section 3 of Article II was amended to authorize the Lead Director to call special meetings of the Board of Directors of Ameren.

The complete copy of the Ameren By-Laws, as amended, is included as Exhibit 3.1(ii).

ITEM 8.01    Other Events.

Description of Common Stock

As a result of the expiration, in accordance with their terms at 5:00 p.m. on October 9, 2008, of all of the preferred share purchase rights (“Rights”) issued under the Agreement, dated as of October 9, 1998, as amended, between Ameren and Computershare Trust Company, Inc., as successor Rights agent, the following “Description of Common Stock” shall supersede all prior descriptions by Ameren of its capital stock:

DESCRIPTION OF COMMON STOCK

General

The following descriptions of Ameren common stock and the relevant provisions of its restated articles of incorporation and by-laws are summaries and are qualified by reference to its restated articles of incorporation and by-laws which have been previously filed with the Securities and Exchange Commission, as well as the applicable Missouri General and Business Corporation Law.

Under Ameren’s restated articles of incorporation, Ameren is authorized to issue 400 million shares of common stock, $.01 par value per share, and 100 million shares of preferred stock, $.01 par value per share.  As of September 30, 2008, approximately 210,851,000 shares of common stock and no shares of preferred stock were outstanding.

Dividend Rights and Limitations

The holders of Ameren common stock are entitled to receive such dividends as its board of directors may from time to time declare, subject to any rights of the holders of its preferred stock, if any is issued.  Ameren’s ability to pay dividends depends primarily upon the ability of its subsidiaries to pay dividends or otherwise transfer funds to it.  Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of Ameren’s subsidiaries to transfer funds to it in the form of cash dividends, loans or advances.

Voting Rights

Except as otherwise provided by law and subject to the voting rights of holders of Ameren preferred stock, if any is issued, the holders of Ameren common stock have the exclusive right to vote for the election of directors and for all other purposes.  Each holder of Ameren common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.  The common stock shall vote together as a single class.  The holders of Ameren common stock are not entitled to cumulate votes for the election of directors.  At annual and special meetings of shareholders, a majority of the outstanding shares of common stock constitutes a quorum.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Ameren’s affairs, voluntarily or involuntarily, the holders of Ameren common stock will be entitled to receive the remainder, if any, of Ameren’s assets after the payment of all its debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.

Uncertificated Shares and Certificates of Stock

The interest of each shareholder of any class of stock of Ameren shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of stock of Ameren represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to Ameren and (b) Ameren may, at its option but without obligation, issue certificates for some or all of any shares of some or all of any classes of stock as determined by Ameren from time to time.

Miscellaneous

The outstanding shares of common stock are fully paid and nonassessable.  The holders of Ameren common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.  Ameren common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar

Ameren Services Company, a subsidiary of Ameren, acts as transfer agent and registrar for the common stock.

Certain Anti-Takeover Matters

Ameren’s restated articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of its stock or delaying or preventing a change in its control.  The material provisions that may have such an effect include:

•
authorization for Ameren’s board of directors (subject to any required regulatory approval) to issue its preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by Ameren’s board of directors;

•	the prohibition of shareholder action by less than unanimous written consent without a meeting; and

•
provisions specifying that only the chief executive officer or the board of directors (by a majority vote of the entire board of directors) may call special meetings of shareholders, and that the chairman of the meeting may adjourn a meeting of shareholders from time to time, whether or not a quorum is present.

In addition, the Missouri General and Business Corporation Law, or the MGBCL, contains certain provisions, including business combination provisions that would be applicable to certain mergers, share exchanges or sales of substantially all assets involving us or a subsidiary and a significant shareholder and which could have the effect of substantially increasing the cost to the acquirer and thus discouraging any such transaction.  The MGBCL permits shareholders to adopt an amendment to the articles of incorporation opting out of the business combination provisions, and Ameren’s restated articles of incorporation opt out of such provisions.

Under the Illinois Public Utilities Act, approval of the Illinois Commerce Commission is required for any transaction which, regardless of the means by which it is accomplished, results in a change in the ownership of a majority of the voting capital stock of an Illinois public utility or the ownership or control of any entity which owns or controls a majority of the voting capital stock of a public utility.  Because Ameren controls a majority of the voting stock of Central Illinois Public Service Company, doing business as AmerenCIPS, Central Illinois Light Company, doing business as AmerenCILCO and Illinois Power Company, doing business as AmerenIP, each public utilities subject to Illinois utility regulation, any change in Ameren’s ownership or control, within the meaning of the Illinois Public Utilities Act, would require Illinois Commerce Commission approval.  Certain acquisitions by any person of our outstanding voting shares would also require approval under the Federal Power Act and the Atomic Energy Act of 1954, as amended.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:                         Title:
3.1(ii)                                           By-Laws of Ameren as amended October 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Senior Vice President and Chief Accounting
Officer

Date:  October 14, 2008

EXHIBIT INDEX

Exhibit Number:	Title:
3.1(ii)	By-Laws of Ameren as amended October 10, 2008